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                           EXHIBIT 21

                 SUBSIDIARIES OF THE REGISTRANT
                 ------------------------------

 DeVry Inc.:

    Subsidiaries:            Keller Graduate School of
                              Management, Inc.

                             DeVry New York

                             DeVry Leasing Corp.

                             DeVry Educational Products, Inc.

                             Becker CPA Review Corp.

                             DeVry/Becker Educational
                              Development Corp.

                             Becker CPA Review, Inc.

                             Newton Becker Limited, a Hong
                              Kong Corporation

                             Becker CPA Review Limited2, an
                              Israeli Corporation



 Keller Graduate School of Management, Inc.:

    Subsidiaries:            DeVry Canada, Inc., a Canadian
                              corporation

                             DeVry Educational Development
                              Corp., a Delaware Corporation

                             DeVry Institute of Technology,
                              Inc., a Delaware corporation

                             Missouri Institute of Technology,
                              Inc., a Missouri corporation

                             Provost & Associates, Inc., an
                              Illinois corporation